EXHIBIT 16

September 21, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read PSB Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K filed on September 21, 2011 and we agree with such statements concerning our firm.

SHATSWELL, MacLEOD & COMPANY, P.C.